EXHIBIT 23.2
CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

Northern Oil and Gas, Inc.
4350 Baker Road – Suite 400
Minnetonka, Minnesota 55343

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2021 (the “Annual Report”).  We hereby further consent to the inclusion in the Annual Report of estimates of oil and gas reserves contained in our report dated, January 31, 2022 and to the inclusion of such report as an exhibit to the Annual Report.  We further consent to the incorporation by reference thereof into Northern Oil and Gas, Inc.’s Registration Statements on Form S-8 (File Nos. 333-188999; 333-205617; 333-212929; and 333-227948), Form S-3 (File Nos. 333-255065, 333-255066, 333-225828; 333-225832; 333-225835; 333-227945), and Form S-4 (File Nos. 333-216887).

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Matthew K. Regan, P.E.
Vice President

Austin, Texas
February 25, 2022